Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AmTrust Financial Services, Inc.
New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration No. 333-147867) and Form S-8 (Registration No. 333-166943) of AmTrust Financial Services, Inc. of our report dated February 29, 2016, (April 3, 2017 as to the effects of the restatement discussed in Note 3) relating to the consolidated financial statements and financial statement schedules which appear in this Form 10-K.

/s/ BDO USA, LLP
New York, New York
February 29, 2016 (April 3, 2017 as to the effects of the restatement discussed in Note 3)